Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2024, relating to the financial statements of DCP Midstream, LP, appearing in the Annual Report on Form 10-K of Phillips 66 for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Denver, Colorado
December 18, 2025